Exhibit 5.1

BAKER	COMMERCE CENTER
DONELSON	SUITE 1000
BEARMAN, CALDWELL	211 COMMERCE STREET
& BERKOWITZ, PC	NASHVILLE, TENNESSEE 37201
PHONE: 615.726.5600
FAX: 615.726.0464
MAILING ADDRESS:
P.O. BOX 190613
NASHVILLE, TENNESSEE 37219
www.bakerdonelson.com
June 16, 2008
Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533

Re:	Registration Statement on Form S-3
SEC File No. 333-139702
Ladies and Gentlemen:
     We have acted as counsel for Prestige Brands Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of 14,973,785 shares of the Company’s common stock (the “Shares”) issued to one or more of the following entities: GTCR Fund VIII, L.P. GTCR Fund VIII/B, L.P. GTCR Co-Invest II, L.P. and GTCR Capital Partners, L.P. (collectively referred to herein as the “Selling Stockholders.” In connection therewith, we have examined, among other things, the Registration Statement on Form S-3 (the “Original Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 28, 2006 and Amendment No. 1 to the Original Registration Statement (“Amendment No. 1,” the Original Registration Statement, as amended by Amendment No. 1, being hereafter referred to collectively as the “Registration Statement”) filed June 16, 2008. We also have examined the proceedings and other actions taken by the Company in connection with the authorization and issuance of the Shares to the Selling Stockholders.
     Based upon the foregoing, and in reliance thereon, we are of the opinion that Shares are validly issued, fully paid and nonassessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus that forms a part thereof. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Commission’s rules and regulations.
Very truly yours,
/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
BAKER, DONELSON, BEARMAN, CALDWELL &
BERKOWITZ, P.C.
ALABAMA   •   GEORGIA   •   LOUISIANA   •   MISSISSIPPI   •   TENNESSEE   •   WASHINGTON, D.C.   •   BEIJING, CHINA
Representative Office,
BDBC International, LLC